Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 6 to Registration Statement No. 333-152973 of our report dated September 21, 2009, relating to the balance sheet of Verisk Analytics, Inc. appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Parsippany, New Jersey
September 21, 2009